Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS AND DECLARES QUARTERLY DIVIDEND

Richmond, Va., January 23, 2018 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $15.2 million and earnings per share of $0.35 for its fourth quarter ended December 31, 2017. These results represent a decrease of $5.5 million, or 26.5%, and $0.12 per share, or 25.5%, compared to net income and earnings per share, respectively, from the third quarter of 2017. Net operating earnings(1) were $22.8 million and operating earnings per share(1) were $0.52 for its fourth quarter ended December 31, 2017; these operating results exclude $1.4 million in after-tax merger-related costs and $6.3 million in nonrecurring tax expenses related to the Tax Cuts and Jobs Act (the “Tax Act”). The Company's net operating earnings and operating earnings per share for the fourth quarter of 2017 represent increases of $1.5 million, or 7.0%, and $0.03, or 6.1%, respectively, in each case compared to the third quarter of 2017.

For the year ended December 31, 2017, net income was $72.9 million and earnings per share were $1.67. The Company's net income and earnings per share for the year ended December 31, 2017 represent a decrease of 5.9% and 5.6%, respectively, compared to the net income and earnings per share for the year ended December 31, 2016. Net operating earnings(1) were $83.6 million and operating earnings per share(1) were $1.91 for the year ended December 31, 2017; these operating results exclude $4.4 million in after-tax merger-related costs and $6.3 million in nonrecurring tax expenses related to the Tax Act. The Company's net operating earnings and operating earnings per share for 2017 represent increases of $6.1 million, or 7.9%, and $0.14, or 7.9%, respectively, in each case compared to the year ended December 31, 2016.

These fourth quarter and full year results of the Company do not include the financial results of Xenith Bankshares, Inc. (“Xenith”), which the Company acquired on January 1, 2018, and are prior to the effective date of the merger of Xenith into the Company (“the Merger”).

Union also declared a quarterly dividend of $0.21 per share payable on February 20, 2018 to shareholders of record as of February 6, 2018.

“As I look back, 2017 was a year of significant progress and change for Union.  We started off 2017 with a well-planned and well-executed CEO transition and added depth and talent to our leadership team as the year progressed.  We finished the year with our transformation to Virginia’s regional bank upon the closing of the Xenith acquisition on January 1, 2018,” said John C. Asbury, president and chief executive officer of Union Bankshares Corporation. “The combination of Union and Xenith was perfectly aligned to our previously stated 2017 priorities and gives the Company a growth platform in Virginia, Maryland and North Carolina.

Both Union and Xenith also finished the year with a solid fourth quarter performance headlined by strong loan growth, reinforcing our belief that the merger is off to a great start and will unleash the potential of this uniquely valuable franchise.

In 2018, the Company is focused on six priorities, three of which continue from 2017.  Our 2018 priorities are, 1) integrating Xenith into Union, 2) diversifying our loan portfolio and revenue streams, 3) growing core funding, 4) becoming more efficient, 5) creating a more distinct and enduring brand and 6) managing to higher levels of performance.  We are intensely focused on accelerating the achievement of these priorities and generating top-tier financial performance for our shareholders.”

Select highlights for the fourth quarter of 2017 include:

•	Performance metrics linked quarter

◦	Return on Average Assets (“ROA”) was 0.66% compared to 0.91% in the third quarter; operating ROA(1) was 1.00% compared to 0.94% in the third quarter.

◦	Return on Average Equity (“ROE”) was 5.75% compared to 7.90% in the third quarter; operating ROE(1) was 8.63% compared to 8.15% in the third quarter.

◦	Return on Average Tangible Common Equity (“ROTCE”) was 8.20% compared to 11.34% in the third quarter; operating ROTCE(1) was 12.32% compared to 11.70% in the third quarter.

◦	Efficiency ratio (FTE) was 64.2% compared to 62.9% in the third quarter; operating efficiency ratio(1) was 62.1%, which was consistent with the third quarter.

•	Segment results linked quarter

◦
Net income for the community bank segment was $15.0 million, or $0.34 per share, compared to $20.3 million, or $0.46 per share, in the third quarter; operating earnings for the community bank segment were $22.5 million, or $0.51 per share, compared to $21.0 million, or $0.48 per share, in the third quarter.

◦	Net income for the mortgage segment was $199,000 compared to $347,000 in the third quarter; operating earnings for the mortgage segment were $329,000 compared to $347,000 in the third quarter.

•	Balance sheet linked quarter and prior year

◦
Period-end loans held for investment grew $242.8 million, or 14.1% (annualized), from September 30, 2017 and increased $834.4 million, or 13.2%, from December 31, 2016. Average loans held for investment increased $139.8 million, or 8.2% (annualized), from the prior quarter.

◦
Period-end deposits increased $109.9 million, or 6.4% (annualized), from September 30, 2017 and grew $612.2 million, or 9.6%, from December 31, 2016. Average deposits increased $158.1 million, or 9.3% (annualized), from the prior quarter.

(1) For a reconciliation of the non-GAAP operating measures that exclude merger-related costs and nonrecurring tax expenses unrelated to the Company’s normal operations, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results. Such costs were only incurred during 2017; thus each of these operating measures is equivalent to the corresponding GAAP financial measure for the three months and year ended December 31, 2016.

NET INTEREST INCOME

For the fourth quarter of 2017, net interest income was $73.4 million, an increase of $2.2 million from the third quarter of 2017. Tax-equivalent net interest income was $76.2 million in the fourth quarter of 2017, an increase of $2.3 million from the third quarter of 2017. The increases in both net interest income and tax-equivalent net interest income were primarily driven by earning asset growth during the fourth quarter of 2017 as well as higher earning asset yields. The fourth quarter net interest margin increased 5 basis points to 3.51% from 3.46% in the previous quarter, while the tax-equivalent net interest margin also increased 5 basis points to 3.64% from 3.59% during the same periods. The increase in the tax-equivalent net interest margin was principally due to the 7 basis point increase in the tax-equivalent yield on earning assets, partially offset by the 2 basis point increase in tax-equivalent cost of funds.

The Company’s tax-equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the fourth quarter of 2017, net accretion related to acquisition accounting increased $425,000, or 24.9%, from the prior quarter to $2.1 million for the quarter ended December 31, 2017. The third and fourth quarters of 2017 as well as the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Borrowings Accretion (Amortization)	Total
For the quarter ended September 30, 2017	$1,662	$47	$1,709
For the quarter ended December 31, 2017	2,107	27	2,134
For the years ending (estimated) (1):
2018	4,544	(143)	4,401
2019	3,371	(286)	3,085
2020	2,825	(301)	2,524
2021	2,259	(316)	1,943
2022	1,815	(332)	1,483
Thereafter	6,493	(4,974)	1,519
(1) Estimated accretion includes accretion for previously executed acquisitions, except for the Merger. The effects of the Merger are not included in the information above.

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the fourth quarter of 2017, the Company experienced declines in nonperforming asset balances from the prior quarter, primarily related to sales and valuation adjustments of other real estate owned (“OREO”). Past due loan levels at December 31, 2017 improved compared to the past due loans levels at September 30, 2017 and December 31, 2016. The loan loss provision and the allowance for loan losses (“ALL”) increased from the prior quarter due to loan growth in the fourth quarter of 2017.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $39.0 million (net of fair value mark of $8.9 million).

Nonperforming Assets (“NPAs”)
At December 31, 2017, NPAs totaled $28.4 million, a decline of $507,000, or 1.8%, from September 30, 2017 and an increase of $8.3 million, or 41.5%, from December 31, 2016. In addition, NPAs as a percentage of total outstanding loans declined 2 basis points from 0.42% at September 30, 2017 and increased 8 basis points from 0.32% at December 31, 2016 to 0.40% at December 31, 2017. As the Company's NPAs have been at historic lows over the last several quarters, certain changes from quarter to quarter might stand out in comparison to one another but have an insignificant impact on the Company's overall asset quality position. The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Nonaccrual loans	$21,743	$20,122	$24,574	$22,338	$9,973
Foreclosed properties	5,253	6,449	6,828	6,951	7,430
Former bank premises	1,383	2,315	2,654	2,654	2,654
Total nonperforming assets	$28,379	$28,886	$34,056	$31,943	$20,057

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Beginning Balance	$20,122	$24,574	$22,338	$9,973	$12,677
Net customer payments	(768)	(4,642)	(1,498)	(1,068)	(1,451)
Additions	4,335	4,114	5,979	13,557	1,094
Charge-offs	(1,305)	(3,376)	(2,004)	(97)	(1,216)
Loans returning to accruing status	(448)	—	(134)	(27)	(1,039)
Transfers to OREO	(193)	(548)	(107)	—	(92)
Ending Balance	$21,743	$20,122	$24,574	$22,338	$9,973

The following table shows the activity in OREO for the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Beginning Balance	$8,764	$9,482	$9,605	$10,084	$10,581
Additions of foreclosed property	325	621	132	—	859
Valuation adjustments	(1,046)	(588)	(19)	(238)	(138)
Proceeds from sales	(1,419)	(648)	(272)	(277)	(1,282)
Gains (losses) from sales	12	(103)	36	36	64
Ending Balance	$6,636	$8,764	$9,482	$9,605	$10,084

Past Due Loans
Past due loans still accruing interest totaled $27.8 million, or 0.39% of total loans, at December 31, 2017 compared to $34.3 million, or 0.50% of total loans, at September 30, 2017 and $27.9 million, or 0.44% of total loans, at December 31, 2016. Of the total past due loans still accruing interest, $3.5 million, or 0.05% of total loans, were loans past due 90 days or more at December 31, 2017, compared to $4.5 million, or 0.07% of total loans, at September 30, 2017 and $3.0 million, or 0.05% of total loans, at December 31, 2016.

Net Charge-offs
For the fourth quarter of 2017, net charge-offs were $2.7 million, or 0.15% of total average loans on an annualized basis, compared to $4.1 million, or 0.24%, for the prior quarter and $824,000, or 0.05%, for the same quarter last year. Of the net charge-offs in the fourth quarter of 2017, the majority were previously considered impaired. For the year ended December 31, 2017, net charge-offs were $10.1 million, or 0.15% of total average loans, compared to $5.5 million, or 0.09%, for the year ended December 31, 2016.

Provision for Loan Losses
The provision for loan losses for the fourth quarter of 2017 was $3.7 million, an increase of $661,000 compared to the previous quarter and an increase of $2.2 million compared to the same quarter in 2016. The increase in provision for loan losses was primarily driven by higher loan balances in the fourth quarter of 2017.

Allowance for Loan Losses
The ALL increased $1.0 million from September 30, 2017 to $38.2 million at December 31, 2017 primarily due to loan growth during the quarter. The ALL as a percentage of the total loan portfolio was 0.54% at December 31, 2017, 0.54% at September 30, 2017, and 0.59% at December 31, 2016.

The ratio of the ALL to nonaccrual loans was 175.7% at December 31, 2017, compared to 184.7% at September 30, 2017 and 372.9% at December 31, 2016. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income decreased $293,000, or 1.7%, to $17.2 million for the quarter ended December 31, 2017 from $17.5 million in the prior quarter, primarily driven by lower mortgage banking income of $187,000, lower insurance-related income of $127,000, and reduced levels of gains on sales of securities of $166,000, partially offset by increases in customer-related fee income of $214,000.

Mortgage banking income decreased $187,000, or 8.1%, to $2.1 million in the fourth quarter of 2017 compared to $2.3 million in the third quarter of 2017, related to declines in mortgage loan originations and higher unrealized losses on mortgage banking derivatives in the fourth quarter of 2017 compared to the third quarter. Mortgage loan originations declined by $5.4 million, or 4.3%, in the fourth quarter to $121.9 million from $127.3 million in the third quarter of 2017. The majority of the decrease was related to purchase-money mortgage loans, which declined by $11.9 million from the prior quarter. Of the mortgage loan originations in the fourth quarter of 2017, 34.4% were refinances compared with 28.0% in the prior quarter.

NONINTEREST EXPENSE

Noninterest expense increased $2.4 million, or 4.3%, to $59.9 million for the quarter ended December 31, 2017 from $57.5 million in the prior quarter. Excluding merger-related costs of $1.9 million and $732,000 in the fourth and third quarters of 2017, respectively, operating noninterest expense increased $1.3 million when compared to the third quarter of 2017. Incentive compensation and profit sharing expenses increased by $420,000 for the fourth quarter of 2017 compared to the prior quarter. OREO and credit-related expenses increased $602,000 primarily due to higher valuation adjustments of $458,000 as well as higher foreclosed property legal costs. During the fourth quarter of 2017, the Company entered into a contract to sell a long-held property that includes developed residential lots, a golf course, and undeveloped land and as a result recorded a valuation adjustment of $980,000. In addition, professional fees increased $205,000 related to higher consulting and legal fees, while technology costs increased $194,000 due to higher data processing fees.

INCOME TAXES

On December 22, 2017, the Tax Act was signed into law. Among other things, the Tax Act permanently reduced the corporate tax rate to 21% from the prior maximum rate of 35%, effective for tax years including or commencing January 1, 2018. As a result of the reduction of the corporate tax rate to 21%, companies are required to revalue their deferred tax assets and liabilities as of the date of enactment, with resulting tax effects accounted for in the fourth quarter of 2017. The Company continues to evaluate the impact on its 2017 tax expense of the revaluation required by the lower corporate tax rate implemented by the Tax Act, which management has estimated to fall between $5.0 million and $8.0 million. During the fourth quarter of 2017, the Company recorded $6.3 million in additional tax expense based on the Company's preliminary analysis of the impact of the Tax Act. The Company's preliminary estimate of the impact of the Tax Act is based on currently available information and interpretation of its provisions. The actual results may differ from the current estimate due to, among other things, further guidance that may be issued by U.S. tax authorities or regulatory bodies and/or changes in interpretations and assumptions that the Company has preliminarily made. The Company's evaluation of the impact of the Tax Act is subject to refinement for up to one year after enactment.

During the fourth quarter of 2017, the Company recorded other net tax adjustments of $2.5 million as a reduction to tax expense, primarily related to state net operating losses for which it had previously reserved in prior years. In assessing the ability to realize deferred tax assets, management considered the scheduled reversal of temporary differences, projected future taxable income, and tax planning strategies. Based on its latest analysis, at December 31, 2017, management concluded that it is more likely than not that the Company would be able to fully realize its deferred tax asset related to net operating losses generated at the state level.

The effective tax rate for the three months ended December 31, 2017 was 44.3% compared to 26.7% for the three months ended September 30, 2017. The increase in the effective tax rate was related to the impact of the Tax Act, tax-exempt interest income being a smaller percentage of pre-tax income in the fourth quarter of 2017 compared to the prior quarter, the impact of additional nondeductible merger-related costs recognized in the fourth quarter of 2017.

BALANCE SHEET

At December 31, 2017, total assets were $9.3 billion, an increase of $285.7 million from September 30, 2017 and an increase of $888.4 million from December 31, 2016. The increase in assets was mostly related to loan growth.

At December 31, 2017, loans held for investment (net of deferred fees and costs) were $7.1 billion, an increase of $242.8 million, or 14.1% (annualized), from September 30, 2017, while average loans increased $139.8 million, or 8.2% (annualized), from the prior quarter. Loans held for investment increased $834.4 million, or 13.2%, from December 31, 2016, while year-to-date average loans increased $745.0 million, or 12.5%, from the prior year.

At December 31, 2017, total deposits were $7.0 billion, an increase of $109.9 million, or 6.4% (annualized), from September 30, 2017, while average deposits increased $158.1 million, or 9.3% (annualized), from the prior quarter. Total deposits grew $612.2 million, or 9.6%, from December 31, 2016, while year-to-date average deposits increased $590.7 million, or 9.7%, from the prior year.

At December 31, 2017, September 30, 2017, and December 31, 2016, respectively, the Company had a common equity Tier 1 capital ratio of 9.04%, 9.40%, and 9.72%; a Tier 1 capital ratio of 10.14%, 10.56%, and 10.97%; a total capital ratio of 12.43%, 12.94%, and 13.56%; and a leverage ratio of 9.42%, 9.52%, and 9.87%.

The Company’s common equity to total assets ratios at December 31, 2017, September 30, 2017, and December 31, 2016 were 11.23%, 11.53%, and 11.88%, respectively, while its tangible common equity to tangible assets ratio was 8.14%, 8.34%, and 8.41%, respectively.

During the fourth quarter of 2017, the Company declared and paid cash dividends of $0.21 per common share, an increase of $0.01, or 5.0%, compared to both the prior quarter of 2017 and the fourth quarter of 2016.

XENITH INFORMATION

Xenith’s fourth quarter net loss was $55.8 million, compared to net income of $7.2 million in the third quarter of 2017. Excluding after-tax merger-related costs of $5.5 million and nonrecurring tax expenses related to the preliminary estimated impact of the Tax Act of $57.2 million, Xenith's net operating earnings(2) were $6.9 million for the fourth quarter of 2017, a decrease of $1.2 million compared to $8.1 million, which excludes the $896,000 in after-tax merger-related costs, in the third quarter of 2017. The decline in the net operating earnings, excluding these nonrecurring items, from the prior quarter was primarily driven by higher provision for credit losses and lower gains on sales of securities in the fourth quarter of 2017 compared to the third quarter of 2017. The Company continues to evaluate the impact on its 2017 tax expense of the revaluation required by the lower corporate tax rate implemented by the Tax Act, which management has estimated to fall between $55.0 million and $60.0 million. For more information on the Tax Act and the related accounting considerations, please refer to the "Income Taxes" section above.

Xenith reported a net loss of $36.7 million in 2017, compared to net income of $57.0 million in 2016. Excluding after-tax merger-related costs of $8.3 million and nonrecurring tax expenses related to the Tax Act of $57.2 million, Xenith’s 2017 operating earnings(2) were $28.7 million. Excluding after-tax merger-related costs of $12.0 million and a tax benefit of $60.0 million, Xenith's 2016 operating earnings were $9.1 million. The increase in operating earnings, excluding these nonrecurring items, of $19.7 million was driven by the full year impact of the merger between Xenith and Hampton Roads Bankshares, Inc., which was effective July 29, 2016, higher average balances of earnings assets in 2017, and lower provision for credit losses in 2017 compared to 2016.

At December 31, 2017, Xenith's loans held for investment were $2.5 billion, an increase of $82.4 million, or 13.5% (annualized), from September 30, 2017, while average loans increased $40.2 million, or 6.6% (annualized), from the prior quarter. Loans held for investment increased $42.5 million, or 1.7%, from December 31, 2016.

At December 31, 2017, total deposits were $2.5 billion, a decline of $59.8 million, or 9.1% (annualized), from September 30, 2017, while average deposits declined $15.0 million, or 2.3% (annualized), from the prior quarter. Total deposits declined $26.4 million, or 1.0%, from December 31, 2016.

(2) For a reconciliation of the non-GAAP operating measures that exclude merger-related costs and nonrecurring and unusual tax expenses unrelated to the Company’s normal operations, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

* * * * * * *
ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 150 banking offices, 39 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 220 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Union Bank & Trust also operates Shore Premier Finance, a specialty marine lender. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Union Bankshares Corporation will hold a conference call on Tuesday, January 23rd, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908; international callers wishing to participate may do so by dialing (973) 453-3058. The conference ID number is 4764909.

NON-GAAP MEASURES
In reporting the results of the quarter ended December 31, 2017, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•
the possibility that any of the anticipated benefits of the Merger with Xenith will not be realized or will not be realized within the expected time period, the businesses of the Company and Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame, revenues following the Merger may be lower than expected, or customer and employee relationships and business operations may be disrupted by the Merger,

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets,

•	levels of unemployment in the Bank’s lending area,

•	real estate values in the Bank’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber attacks or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

•	the impact of the Tax Act, including, but not limited to, the effect of the lower corporate tax rate, including on the valuation of the Company's tax assets and liabilities,

•	any future refinements to the Company's preliminary analysis of the impact of the Tax Act on the Company,

•	changes in the effect of the Tax Act due to issuance of interpretive regulatory guidance or enactment of corrective or supplement legislation,

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and other reports filed with the Securities and Exchange Commission. The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	Three Months Ended			Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$87,482	$84,850	$76,957	$330,194	$294,920
Interest expense	14,090	13,652	8,342	50,037	29,770
Net interest income	73,392	71,198	68,615	280,157	265,150
Provision for credit losses	3,411	3,050	1,723	10,756	9,100
Net interest income after provision for credit losses	69,981	68,148	66,892	269,401	256,050
Noninterest income	17,243	17,536	18,050	71,674	70,907
Noninterest expenses	59,944	57,496	56,267	234,765	222,703
Income before income taxes	27,280	28,188	28,675	106,310	104,254
Income tax expense	12,095	7,530	7,899	33,387	26,778
Net income	$15,185	$20,658	$20,776	$72,923	$77,476

Interest earned on earning assets (FTE) (1)	$90,263	$87,498	$79,833	$340,810	$305,164
Net interest income (FTE) (1)	76,173	73,846	71,491	290,774	275,394

Net income - community bank segment	$14,986	$20,311	$20,394	$71,822	$75,716
Net income - mortgage segment	199	347	382	1,101	1,760

Key Ratios
Earnings per common share, diluted	$0.35	$0.47	$0.48	$1.67	$1.77
Return on average assets (ROA)	0.66%	0.91%	0.99%	0.83%	0.96%
Return on average equity (ROE)	5.75%	7.90%	8.22%	7.07%	7.79%
Return on average tangible common equity (ROTCE) (2)	8.20%	11.34%	12.05%	10.20%	11.45%
Efficiency ratio	66.14%	64.80%	64.92%	66.73%	66.27%
Efficiency ratio (FTE) (1)	64.17%	62.92%	62.84%	64.77%	64.31%
Net interest margin	3.51%	3.46%	3.63%	3.49%	3.66%
Net interest margin (FTE) (1)	3.64%	3.59%	3.78%	3.63%	3.80%
Yields on earning assets (FTE) (1)	4.32%	4.25%	4.23%	4.25%	4.21%
Cost of interest-bearing liabilities (FTE) (1)	0.87%	0.85%	0.57%	0.80%	0.53%
Cost of funds (FTE) (1)	0.68%	0.66%	0.45%	0.62%	0.41%

Operating Measures (3)
Net operating earnings	$22,821	$21,319	$20,776	$83,578	$77,476
Operating earnings per share, diluted	$0.52	$0.49	$0.48	$1.91	$1.77
Operating ROA	1.00%	0.94%	0.99%	0.95%	0.96%
Operating ROE	8.63%	8.15%	8.22%	8.11%	7.79%
Operating ROTCE	12.32%	11.70%	12.05%	11.69%	11.45%
Operating efficiency ratio (FTE)	62.12%	62.12%	62.84%	63.28%	64.31%
Community bank segment net operating earnings	$22,492	$20,972	$20,394	$82,347	$75,716
Community bank segment operating earnings per share, diluted	$0.51	$0.48	$0.47	$1.88	$1.73
Mortgage segment net operating earnings	$329	$347	$382	$1,231	$1,760

Per Share Data
Earnings per common share, basic	$0.35	$0.47	$0.48	$1.67	$1.77
Earnings per common share, diluted	0.35	0.47	0.48	1.67	1.77
Cash dividends paid per common share	0.21	0.20	0.20	0.81	0.77
Market value per share	36.17	35.30	35.74	36.17	35.74
Book value per common share	24.10	24.00	23.15	24.10	23.15
Tangible book value per common share (2)	16.88	16.76	15.78	16.88	15.78
Price to earnings ratio, diluted	26.05	18.93	18.72	21.66	20.19
Price to book value per common share ratio	1.50	1.47	1.54	1.50	1.54
Price to tangible book value per common share ratio (2)	2.14	2.11	2.26	2.14	2.26
Weighted average common shares outstanding, basic	43,740,001	43,706,635	43,577,634	43,698,897	43,784,193
Weighted average common shares outstanding, diluted	43,816,018	43,792,058	43,659,416	43,779,744	43,890,271
Common shares outstanding at end of period	43,743,318	43,729,229	43,609,317	43,743,318	43,609,317

	As of & For Three Months Ended			As of & For Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (4)	9.04%	9.40%	9.72%	9.04%	9.72%
Tier 1 capital ratio (4)	10.14%	10.56%	10.97%	10.14%	10.97%
Total capital ratio (4)	12.43%	12.94%	13.56%	12.43%	13.56%
Leverage ratio (Tier 1 capital to average assets) (4)	9.42%	9.52%	9.87%	9.42%	9.87%
Common equity to total assets	11.23%	11.53%	11.88%	11.23%	11.88%
Tangible common equity to tangible assets (2)	8.14%	8.34%	8.41%	8.14%	8.41%

Financial Condition
Assets	$9,315,179	$9,029,436	$8,426,793	$9,315,179	$8,426,793
Loans held for investment	7,141,552	6,898,729	6,307,060	7,141,552	6,307,060
Earning Assets	8,513,145	8,232,413	7,611,098	8,513,145	7,611,098
Goodwill	298,528	298,191	298,191	298,528	298,191
Amortizable intangibles, net	14,803	16,017	20,602	14,803	20,602
Deposits	6,991,718	6,881,826	6,379,489	6,991,718	6,379,489
Stockholders' equity	1,046,329	1,041,371	1,001,032	1,046,329	1,001,032
Tangible common equity (2)	732,998	727,163	682,239	732,998	682,239

Loans held for investment, net of deferred fees and costs
Construction and land development	$948,791	$841,738	$751,131	$948,791	$751,131
Commercial real estate - owner occupied	943,933	903,523	857,805	943,933	857,805
Commercial real estate - non-owner occupied	1,713,659	1,748,039	1,564,295	1,713,659	1,564,295
Multifamily real estate	357,079	368,686	334,276	357,079	334,276
Commercial & Industrial	612,023	554,522	551,526	612,023	551,526
Residential 1-4 Family	1,098,085	1,083,112	1,029,547	1,098,085	1,029,547
Auto	282,474	276,572	262,071	282,474	262,071
HELOC	537,521	535,446	526,884	537,521	526,884
Consumer and all other	647,987	587,091	429,525	647,987	429,525
Total loans held for investment	$7,141,552	$6,898,729	$6,307,060	$7,141,552	$6,307,060

Deposits
NOW accounts	$1,929,416	$1,851,327	$1,765,956	$1,929,416	$1,765,956
Money market accounts	1,685,174	1,621,443	1,435,591	1,685,174	1,435,591
Savings accounts	546,274	553,082	591,742	546,274	591,742
Time deposits of $100,000 and over	624,112	621,070	530,275	624,112	530,275
Other time deposits	704,534	699,755	662,300	704,534	662,300
Total interest-bearing deposits	$5,489,510	$5,346,677	$4,985,864	$5,489,510	$4,985,864
Demand deposits	1,502,208	1,535,149	1,393,625	1,502,208	1,393,625
Total deposits	$6,991,718	$6,881,826	$6,379,489	$6,991,718	$6,379,489

Averages
Assets	$9,085,211	$8,973,964	$8,312,750	$8,820,142	$8,046,305
Loans held for investment	6,962,299	6,822,498	6,214,084	6,701,101	5,956,125
Loans held for sale	31,448	38,569	43,594	31,458	36,126
Securities	1,238,663	1,243,904	1,202,125	1,230,105	1,202,692
Earning assets	8,293,366	8,167,919	7,514,979	8,016,311	7,249,090
Deposits	6,955,949	6,797,840	6,310,025	6,701,475	6,110,788
Certificates of deposit	1,335,357	1,289,794	1,192,253	1,271,649	1,177,732
Interest-bearing deposits	5,435,705	5,302,226	4,885,428	5,234,102	4,722,572
Borrowings	1,022,307	1,080,226	927,218	1,028,434	877,602
Interest-bearing liabilities	6,458,012	6,382,452	5,812,646	6,262,536	5,600,174
Stockholders' equity	1,048,632	1,037,792	1,005,769	1,030,847	994,785
Tangible common equity (2)	734,847	722,920	686,143	715,125	676,654

	As of & For Three Months Ended			As of & For Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Asset Quality	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$37,162	$38,214	$36,542	$37,192	$34,047
Add: Recoveries	696	887	1,003	3,255	3,025
Less: Charge-offs	3,361	4,989	1,827	13,310	8,555
Add: Provision for loan losses	3,711	3,050	1,474	11,071	8,675
Ending balance	$38,208	$37,162	$37,192	$38,208	$37,192

ALL / total outstanding loans	0.54%	0.54%	0.59%	0.54%	0.59%
Net charge-offs / total average loans	0.15%	0.24%	0.05%	0.15%	0.09%
Provision / total average loans	0.21%	0.18%	0.09%	0.17%	0.15%

Total PCI Loans	$39,021	$51,041	$59,292	$39,021	$59,292
Remaining fair value mark on purchased performing loans	13,726	14,602	16,939	13,726	16,939

Nonperforming Assets
Construction and land development	$5,610	$5,671	$2,037	$5,610	$2,037
Commercial real estate - owner occupied	2,708	2,205	794	2,708	794
Commercial real estate - non-owner occupied	2,992	2,701	—	2,992	—
Commercial & Industrial	316	1,252	124	316	124
Residential 1-4 Family	7,354	6,163	5,279	7,354	5,279
Auto	413	174	169	413	169
HELOC	2,075	1,791	1,279	2,075	1,279
Consumer and all other	275	165	291	275	291
Nonaccrual loans	$21,743	$20,122	$9,973	$21,743	$9,973
Other real estate owned	6,636	8,764	10,084	6,636	10,084
Total nonperforming assets (NPAs)	$28,379	$28,886	$20,057	$28,379	$20,057
Construction and land development	$1,340	$54	$76	$1,340	$76
Commercial real estate - owner occupied	—	679	35	—	35
Commercial real estate - non-owner occupied	194	298	—	194	—
Commercial & Industrial	214	101	9	214	9
Residential 1-4 Family	1,125	2,360	2,048	1,125	2,048
Auto	40	143	111	40	111
HELOC	217	709	635	217	635
Consumer and all other	402	188	91	402	91
Loans ≥ 90 days and still accruing	$3,532	$4,532	$3,005	$3,532	$3,005
Total NPAs and loans ≥ 90 days	$31,911	$33,418	$23,062	$31,911	$23,062
NPAs / total outstanding loans	0.40%	0.42%	0.32%	0.40%	0.32%
NPAs / total assets	0.30%	0.32%	0.24%	0.30%	0.24%
ALL / nonaccrual loans	175.73%	184.68%	372.93%	175.73%	372.93%
ALL / nonperforming assets	134.63%	128.65%	185.43%	134.63%	185.43%

Past Due Detail
Construction and land development	$1,248	$7,221	$1,162	$1,248	$1,162
Commercial real estate - owner occupied	444	1,707	1,842	444	1,842
Commercial real estate - non-owner occupied	187	909	2,369	187	2,369
Multifamily real estate	—	—	147	—	147
Commercial & Industrial	1,147	1,558	759	1,147	759
Residential 1-4 Family	5,520	5,633	7,038	5,520	7,038
Auto	3,541	2,415	2,570	3,541	2,570
HELOC	2,382	1,400	1,836	2,382	1,836
Consumer and all other	2,404	3,469	2,522	2,404	2,522
Loans 30-59 days past due	$16,873	$24,312	$20,245	$16,873	$20,245

	As of & For Three Months Ended			As of & For Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$898	$100	$232	$898	$232
Commercial real estate - owner occupied	81	689	109	81	109
Commercial real estate - non-owner occupied	84	571	—	84	—
Commercial & Industrial	109	255	858	109	858
Residential 1-4 Family	3,241	1,439	534	3,241	534
Auto	185	293	317	185	317
HELOC	717	628	1,140	717	1,140
Consumer and all other	2,052	1,445	1,431	2,052	1,431
Loans 60-89 days past due	$7,367	$5,420	$4,621	$7,367	$4,621

Troubled Debt Restructurings
Performing	$14,553	$16,519	$13,967	$14,553	$13,967
Nonperforming	2,849	2,725	1,435	2,849	1,435
Total troubled debt restructurings	$17,402	$19,244	$15,402	$17,402	$15,402

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$73,392	$71,198	$68,615	$280,157	$265,150
FTE adjustment	2,781	2,648	2,876	10,617	10,244
Net interest income (FTE) (non-GAAP) (1)	$76,173	$73,846	$71,491	$290,774	$275,394
Average earning assets	8,293,366	8,167,919	7,514,979	8,016,311	7,249,090
Net interest margin	3.51%	3.46%	3.63%	3.49%	3.66%
Net interest margin (FTE) (1)	3.64%	3.59%	3.78%	3.63%	3.80%

Tangible Assets
Ending assets (GAAP)	$9,315,179	$9,029,436	$8,426,793	$9,315,179	$8,426,793
Less: Ending goodwill	298,528	298,191	298,191	298,528	298,191
Less: Ending amortizable intangibles	14,803	16,017	20,602	14,803	20,602
Ending tangible assets (non-GAAP)	$9,001,848	$8,715,228	$8,108,000	$9,001,848	$8,108,000

Tangible Common Equity (2)
Ending equity (GAAP)	$1,046,329	$1,041,371	$1,001,032	$1,046,329	$1,001,032
Less: Ending goodwill	298,528	298,191	298,191	298,528	298,191
Less: Ending amortizable intangibles	14,803	16,017	20,602	14,803	20,602
Ending tangible common equity (non-GAAP)	$732,998	$727,163	$682,239	$732,998	$682,239

Average equity (GAAP)	$1,048,632	$1,037,792	$1,005,769	$1,030,847	$994,785
Less: Average goodwill	298,385	298,191	298,191	298,240	296,087
Less: Average amortizable intangibles	15,400	16,681	21,435	17,482	22,044
Average tangible common equity (non-GAAP)	$734,847	$722,920	$686,143	$715,125	$676,654

Operating Measures (3)
Net income (GAAP)	$15,185	$20,658	$20,776	$72,923	$77,476
Plus: Merger-related costs, net of tax	1,386	661	—	4,405	—
Plus: Nonrecurring tax expenses	6,250	—	—	6,250	—
Net operating earnings (non-GAAP)	$22,821	$21,319	$20,776	$83,578	$77,476

Noninterest expense (GAAP)	$59,944	$57,496	$56,267	$234,765	$222,703
Less: Merger-related costs	1,917	732	—	5,393	—
Operating noninterest expense (non-GAAP)	$58,027	$56,764	$56,267	$229,372	$222,703

Net interest income (FTE) (non-GAAP) (1)	$76,173	$73,846	$71,491	$290,774	$275,394
Noninterest income (GAAP)	17,243	17,536	18,050	71,674	70,907

Efficiency ratio	66.14%	64.80%	64.92%	66.73%	66.27%
Efficiency ratio (FTE) (1)	64.17%	62.92%	62.84%	64.77%	64.31%
Operating efficiency ratio (FTE)	62.12%	62.12%	62.84%	63.28%	64.31%

	As of & For Three Months Ended			As of & For Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Alternative Performance Measures (non-GAAP) cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Measures cont'd (3)
Community bank segment net income (GAAP)	$14,986	$20,311	$20,394	$71,822	$75,716
Plus: Merger-related costs, net of tax	1,386	661	—	4,405	—
Plus: Nonrecurring tax expenses	6,120	—	—	6,120	—
Community bank segment net operating earnings (non-GAAP)	$22,492	$20,972	$20,394	$82,347	$75,716

Community bank segment earnings per share, diluted (GAAP)	$0.34	$0.46	$0.47	$1.64	$1.73
Community bank segment operating earnings per share, diluted (non-GAAP)	0.51	0.48	0.47	1.88	1.73

Mortgage segment net income (GAAP)	$199	$347	$382	$1,101	$1,760
Plus: Nonrecurring tax expenses	130	—	—	130	—
Mortgage segment net operating earnings (non-GAAP)	$329	$347	$382	$1,231	$1,760

Mortgage Origination Volume
Refinance Volume	$41,889	$35,678	$71,454	$143,857	$208,674
Construction Volume	20,186	19,966	10,621	82,731	68,026
Purchase Volume	59,840	71,694	63,249	259,461	263,571
Total Mortgage loan originations	$121,915	$127,338	$145,324	$486,049	$540,271
% of originations that are refinances	34.4%	28.0%	49.2%	29.6%	38.6%

Other Data
End of period full-time employees	1,419	1,427	1,416	1,419	1,416
Number of full-service branches	111	111	114	111	114
Number of full automatic transaction machines ("ATMs")	176	173	185	176	185

(1) Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2) Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3) Operating measures exclude merger-related costs and nonrecurring tax expenses unrelated to the Company’s normal operations. Such costs were only incurred during 2017; thus each of these operating measures is equivalent to the corresponding GAAP financial measure for the three months and year ended December 31, 2016. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(4) All ratios at December 31, 2017 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	December 31,	December 31,
	2017	2016
ASSETS	(unaudited)	(audited)
Cash and cash equivalents:
Cash and due from banks	$117,586	$120,758
Interest-bearing deposits in other banks	81,291	58,030
Federal funds sold	496	449
Total cash and cash equivalents	199,373	179,237
Securities available for sale, at fair value	974,222	946,764
Securities held to maturity, at carrying value	199,639	201,526
Restricted stock, at cost	75,283	60,782
Loans held for sale, at fair value	40,662	36,487
Loans held for investment, net of deferred fees and costs	7,141,552	6,307,060
Less allowance for loan losses	38,208	37,192
Net loans held for investment	7,103,344	6,269,868
Premises and equipment, net	119,981	122,027
Other real estate owned, net of valuation allowance	6,636	10,084
Goodwill	298,528	298,191
Amortizable intangibles, net	14,803	20,602
Bank owned life insurance	182,854	179,318
Other assets	99,854	101,907
Total assets	$9,315,179	$8,426,793
LIABILITIES
Noninterest-bearing demand deposits	$1,502,208	$1,393,625
Interest-bearing deposits	5,489,510	4,985,864
Total deposits	6,991,718	6,379,489
Securities sold under agreements to repurchase	49,152	59,281
Other short-term borrowings	745,000	517,500
Long-term borrowings	425,262	413,308
Other liabilities	57,718	56,183
Total liabilities	8,268,850	7,425,761
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 43,743,318 shares and 43,609,317 shares, respectively	57,744	57,506
Additional paid-in capital	610,001	605,397
Retained earnings	379,468	341,938
Accumulated other comprehensive income	(884)	(3,809)
Total stockholders' equity	1,046,329	1,001,032
Total liabilities and stockholders' equity	$9,315,179	$8,426,793

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest and fees on loans	$78,501	$75,948	$68,683	$295,146	$262,567
Interest on deposits in other banks	172	181	67	539	244
Interest and dividends on securities:
Taxable	5,225	5,175	4,761	20,305	18,319
Nontaxable	3,584	3,546	3,446	14,204	13,790
Total interest and dividend income	87,482	84,850	76,957	330,194	294,920
Interest expense:
Interest on deposits	7,696	7,234	4,786	26,106	17,731
Interest on short-term borrowings	1,814	1,871	797	6,035	2,894
Interest on long-term borrowings	4,580	4,547	2,759	17,896	9,145
Total interest expense	14,090	13,652	8,342	50,037	29,770
Net interest income	73,392	71,198	68,615	280,157	265,150
Provision for credit losses	3,411	3,050	1,723	10,756	9,100
Net interest income after provision for credit losses	69,981	68,148	66,892	269,401	256,050
Noninterest income:
Service charges on deposit accounts	5,266	5,153	5,042	20,212	19,496
Other service charges and fees	4,630	4,529	4,204	18,205	17,175
Fiduciary and asset management fees	2,933	2,794	2,884	11,245	10,199
Mortgage banking income, net	2,118	2,305	2,629	9,241	10,953
Gains on securities transactions, net	18	184	60	800	205
Bank owned life insurance income	1,306	1,377	1,391	6,144	5,513
Loan-related interest rate swap fees	424	416	1,198	3,051	4,254
Other operating income	548	778	642	2,776	3,112
Total noninterest income	17,243	17,536	18,050	71,674	70,907
Noninterest expenses:
Salaries and benefits	29,723	29,769	30,042	122,222	117,103
Occupancy expenses	5,034	4,939	4,901	19,594	19,528
Furniture and equipment expenses	2,621	2,559	2,608	10,503	10,475
Printing, postage, and supplies	1,252	1,154	1,126	4,962	4,692
Communications expense	740	798	887	3,319	3,850
Technology and data processing	4,426	4,232	4,028	16,485	15,368
Professional services	2,190	1,985	1,653	7,925	8,085
Marketing and advertising expense	1,876	1,944	1,946	7,838	7,784
FDIC assessment premiums and other insurance	1,255	1,141	1,403	4,048	5,406
Other taxes	2,022	2,022	1,592	8,087	5,456
Loan-related expenses	1,369	1,349	1,152	5,328	4,790
OREO and credit-related expenses	1,741	1,139	637	3,764	2,602
Amortization of intangible assets	1,427	1,480	1,742	6,088	7,210
Training and other personnel costs	1,034	887	923	3,934	3,435
Merger-related costs	1,917	732	—	5,393	—
Other expenses	1,317	1,366	1,627	5,275	6,919
Total noninterest expenses	59,944	57,496	56,267	234,765	222,703
Income before income taxes	27,280	28,188	28,675	106,310	104,254
Income tax expense	12,095	7,530	7,899	33,387	26,778
Net income	$15,185	$20,658	$20,776	$72,923	$77,476
Basic earnings per common share	$0.35	$0.47	$0.48	$1.67	$1.77
Diluted earnings per common share	$0.35	$0.47	$0.48	$1.67	$1.77

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Dollars in thousands)
	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended December 31, 2017 (unaudited)
Net interest income	$72,936	$456	$—	$73,392
Provision for credit losses	3,458	(47)	—	3,411
Net interest income after provision for credit losses	69,478	503	—	69,981
Noninterest income	15,040	2,329	(126)	17,243
Noninterest expenses	57,722	2,348	(126)	59,944
Income before income taxes	26,796	484	—	27,280
Income tax expense	11,810	285	—	12,095
Net income	14,986	199	—	15,185
Plus: Merger-related costs, net of tax	1,386	—	—	1,386
Plus: Nonrecurring tax expenses	6,120	130	—	6,250
Net operating earnings (non-GAAP)	$22,492	$329	$—	$22,821
Total assets	$9,305,660	$111,845	$(102,326)	$9,315,179
Three Months Ended September 30, 2017 (unaudited)
Net interest income	$70,718	$480	$—	$71,198
Provision for credit losses	3,056	(6)	—	3,050
Net interest income after provision for credit losses	67,662	486	—	68,148
Noninterest income	15,121	2,527	(112)	17,536
Noninterest expenses	55,133	2,475	(112)	57,496
Income before income taxes	27,650	538	—	28,188
Income tax expense	7,339	191	—	7,530
Net income	20,311	347	—	20,658
Plus: Merger-related costs, net of tax	661	—	—	661
Net operating earnings (non-GAAP)	$20,972	$347	$—	$21,319
Total assets	$9,020,486	$97,154	$(88,204)	$9,029,436
Three Months Ended December 31, 2016 (unaudited)
Net interest income	$68,205	$410	$—	$68,615
Provision for credit losses	1,668	55	—	1,723
Net interest income after provision for credit losses	66,537	355	—	66,892
Noninterest income	15,368	2,823	(141)	18,050
Noninterest expenses	53,810	2,598	(141)	56,267
Income before income taxes	28,095	580	—	28,675
Income tax expense	7,701	198	—	7,899
Net income	$20,394	$382	$—	$20,776
Total assets	$8,419,625	$93,581	$(86,413)	$8,426,793
Year Ended December 31, 2017 (unaudited)
Net interest income	$278,470	$1,687	$—	$280,157
Provision for credit losses	10,802	(46)	—	10,756
Net interest income after provision for credit losses	267,668	1,733	—	269,401
Noninterest income	62,120	10,073	(519)	71,674
Noninterest expenses	225,366	9,918	(519)	234,765
Income before income taxes	104,422	1,888	—	106,310
Income tax expense	32,600	787	—	33,387
Net income	71,822	1,101	—	72,923
Plus: Merger-related costs, net of tax	4,405	—	—	4,405
Plus: Nonrecurring tax expenses	6,120	130	—	6,250
Net operating earnings (non-GAAP)	$82,347	$1,231	$—	$83,578
Total assets	$9,305,660	$111,845	$(102,326)	$9,315,179
Year Ended December 31, 2016 (audited)
Net interest income	$263,714	$1,436	$—	$265,150
Provision for credit losses	8,883	217	—	9,100
Net interest income after provision for credit losses	254,831	1,219	—	256,050
Noninterest income	59,505	12,008	(606)	70,907
Noninterest expenses	212,774	10,535	(606)	222,703
Income before income taxes	101,562	2,692	—	104,254
Income tax expense	25,846	932	—	26,778
Net income	$75,716	$1,760	$—	$77,476
Total assets	$8,419,625	$93,581	$(86,413)	$8,426,793

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	December 31, 2017			September 30, 2017
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$758,189	$5,225	2.73%	$774,513	$5,175	2.65%
Tax-exempt	480,474	5,513	4.55%	469,391	5,455	4.61%
Total securities	1,238,663	10,738	3.44%	1,243,904	10,630	3.39%
Loans, net (3) (4)	6,962,299	79,048	4.50%	6,822,498	76,333	4.44%
Other earning assets	92,404	477	2.05%	101,517	535	2.09%
Total earning assets	8,293,366	$90,263	4.32%	8,167,919	$87,498	4.25%
Allowance for loan losses	(37,449)			(38,138)
Total non-earning assets	829,294			844,183
Total assets	$9,085,211			$8,973,964

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$3,551,759	$3,703	0.41%	$3,457,279	$3,491	0.40%
Regular savings	548,589	150	0.11%	555,153	151	0.11%
Time deposits	1,335,357	3,843	1.14%	1,289,794	3,592	1.10%
Total interest-bearing deposits	5,435,705	7,696	0.56%	5,302,226	7,234	0.54%
Other borrowings (5)	1,022,307	6,394	2.48%	1,080,226	6,418	2.36%
Total interest-bearing liabilities	6,458,012	14,090	0.87%	6,382,452	13,652	0.85%

Noninterest-bearing liabilities:
Demand deposits	1,520,244			1,495,614
Other liabilities	58,323			58,106
Total liabilities	8,036,579			7,936,172
Stockholders' equity	1,048,632			1,037,792
Total liabilities and stockholders' equity	$9,085,211			$8,973,964

Net interest income		$76,173			$73,846

Interest rate spread			3.45%			3.40%
Cost of funds			0.68%			0.66%
Net interest margin			3.64%			3.59%

(1) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%.
(2) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(3) Nonaccrual loans are included in average loans outstanding.
(4) Interest income on loans includes $2.1 million and $1.7 million for the three months ended December 31, 2017 and September 30, 2017, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Interest expense on borrowings includes $27,000 and $47,000 for the both three months ended December 31, 2017 and September 30, 2017, respectively, in accretion of the fair market value adjustments related to acquisitions.

XENITH BANKSHARES, INC.
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	Three Months Ended			Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$30,987	$30,412	$28,965	$120,648	$92,417
Interest expense	5,399	5,187	4,831	20,274	15,548
Net interest income	25,588	25,225	24,134	100,374	76,869
Provision for credit losses	865	—	625	874	11,329
Net interest income after provision for credit losses	24,723	25,225	23,509	99,500	65,540
Noninterest income	3,563	4,172	3,130	14,688	11,124
Noninterest expenses	25,557	18,779	18,461	83,305	80,878
Income before income taxes	2,729	10,618	8,178	30,883	(4,214)
Income tax expense	58,634	3,453	3,066	67,632	(59,728)
Net income (loss)	(55,905)	7,165	5,112	(36,749)	55,514
Net income (loss) from discontinued operations	83	(7)	61	15	1,528
Net income (loss) attributable to Company	(55,822)	7,158	5,173	(36,734)	57,042
Plus: Merger-related costs, net of tax	5,511	896	755	8,275	11,975
Plus: Nonrecurring tax expenses	57,200	—	—	57,200	—
Plus: Tax benefit	—	—	—	—	(59,950)
Net operating earnings (non-GAAP) (1)	$6,889	$8,054	$5,928	$28,741	$9,067

Net interest margin	3.51%	3.50%	3.25%	3.49%	3.35%
Net interest margin (FTE) (2)	3.53%	3.51%	3.27%	3.51%	3.38%

Financial Condition
Assets	$3,270,726	$3,255,771	$3,267,192	$3,270,726	$3,267,192
Loans held for investment	2,506,589	2,424,140	2,464,056	2,506,589	2,464,056
Earning Assets	2,987,115	2,921,542	2,924,263	2,987,115	2,924,263
Goodwill	26,931	26,931	26,931	26,931	26,931
Amortizable intangibles, net	3,261	3,393	3,787	3,261	3,787
Deposits	2,545,547	2,605,390	2,571,970	2,545,547	2,571,970
Stockholders' equity	429,740	484,261	463,638	429,740	463,638
Tangible common equity (3)	399,548	453,937	432,920	399,548	432,920

Averages
Assets	$3,223,346	$3,199,595	$3,320,516	$3,210,633	$2,568,744
Loans held for investment	2,453,025	2,412,871	2,452,449	2,415,868	1,965,504
Earning assets	2,891,879	2,861,996	2,956,592	2,871,979	2,296,457
Deposits	2,541,618	2,556,577	2,604,622	2,573,685	2,065,933
Stockholders' equity	488,269	484,282	466,254	479,637	357,552
Tangible common equity (3)	458,002	453,878	435,977	449,170	346,014

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$25,588	$25,225	$24,134	$100,374	$76,869
FTE adjustment	166	126	197	477	719
Net interest income (FTE) (non-GAAP) (2)	$25,754	$25,351	$24,331	$100,851	$77,588

Tangible Common Equity (3)
Ending equity (GAAP)	$429,740	$484,261	$463,638	$429,740	$463,638
Less: Ending goodwill	26,931	26,931	26,931	26,931	26,931
Less: Ending amortizable intangibles	3,261	3,393	3,787	3,261	3,787
Ending tangible common equity (non-GAAP)	$399,548	$453,937	$432,920	$399,548	$432,920

Average equity (GAAP)	$488,269	$484,282	$466,254	$479,637	$357,552
Less: Average goodwill	26,931	26,931	26,404	26,931	9,969
Less: Average amortizable intangibles	3,336	3,473	3,873	3,536	1,569
Average tangible common equity (non-GAAP)	$458,002	$453,878	$435,977	$449,170	$346,014

(1) Operating earnings excludes after-tax merger-related costs and nonrecurring and unusual tax expenses unrelated to the Company’s normal operations. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(2) Net interest income (FTE), which is used in computing net interest margin (FTE), provides valuable additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(3) Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.